UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/28/2007

DIRT Motor Sports, Inc. d/b/a World Racing Group
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2007, Dr. Harvey Schiller resigned as Chairman of the Board of Directors of DIRT Motor Sports, Inc. due to personal and professional committments. Dr. Schiller did not express any disagreements with the Company.

Effective November 28, 2007, the Board of Directors elected Robert F. Hussey to be Chairman of the Board of Directors and elected Brian M. Carter to fill the seat vacated by Dr. Schiller. Mr. Carter currently serves as the Company's Chief Executive Officer and Chief Financial Officer, and Mr. Hussey currently serves as a member of the Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRT Motor Sports, Inc. d/b/a World Racing Group

Date: November 30, 2007	By:	/s/ Brian M. Carter
Brian M. Carter
Chief Executive Officer